Exhibit 4.2

VAPOTHERM, INC.

TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of September 27, 2018, by and among VAPOTHERM, INC., a Delaware corporation (the “Company”); holders of shares of the Company’s Series A Preferred Stock (the “Series A Investors”); holders of shares of the Company’s Series B Preferred Stock (the “Series B Investors”); holders of shares of the Company’s Series C Preferred Stock (the “Series C Investors”); holders of shares of the Company’s Series D Preferred Stock (the “Series D Investors”); holders of shares of the Company’s Series D-1 Preferred Stock (the “Series D-1 Investors”); Bridge Bank, National Association (“Bridge Bank”), and Comerica Bank (“Comerica,” and together with the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series D-1 Investors, and Bridge Bank, the “Investors”); in each case, as listed on Exhibit A, which may be amended from time to time by the Company.

WHEREAS, this Agreement shall supersede the prior Ninth Amended and Restated Registration Rights Agreement by and among the Company, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors (each as defined therein), Bridge Bank and Comerica dated as of May 11, 2017, as amended (the “Prior Agreement”);

WHEREAS, unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 1 hereof; and

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree to amend and restate the Prior Agreement in its entirety as follows:

AGREEMENT

The parties hereto agree to amend and restate the Prior Agreement as follows:

1. Definitions.

“Affiliate” means, as applied to a specified Person, any Person directly or indirectly controlling, controlled by or under common control with the specified Person. For the purposes of this definition, “control” shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act. For purposes of this Agreement, Kaiser Foundation Hospitals, The Permanente Federation LLC-Series F, The Permanente Federation LLC-Series G, The Permanente Federation LLC-Series I and The Permanente Federation, LLC – Series J shall be deemed to be Affiliates of each other.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Stock” means the Company’s Common Stock, $0.001 par value per share, and any shares into which such Common Stock shall have been changed, or any shares resulting from any reclassification of the Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended prior to or after the date of this Agreement, or any federal statute or statutes that shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

“Preferred Stock” means Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series D-1 Preferred Stock.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) any Common Stock now held or hereafter acquired by the Investors; (ii) any Common Stock issued or issuable upon the conversion of the Preferred Stock, (iii) any Common Stock issued or issuable to Bridge Bank upon exercise of (A) that certain Warrant by the Company in favor of Bridge Bank dated as of September 2, 2011, or (B) that certain Warrant by the Company in favor of Bridge Bank dated as of September 27, 2013, (iv) any Common Stock issued or issuable to Comerica upon exercise of (A) that certain Warrant by the Company in favor of Comerica dated as of June 10, 2014, (B) that certain Warrant by the Company in favor of Comerica dated as of November 19, 2014, or (C) that certain Warrant by the Company in favor of Comerica dated as of July 28, 2015, (iv) any Common Stock issued or issuable with respect to the securities referred to in clause (i), (ii), (iii) or (iv) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other shares of Common Stock, and any shares of Common Stock issuable upon the conversion or exercise of any other securities, held by Persons holding securities described in clauses (i), (ii), (iii) and (iv) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such distribution or (ii) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such distribution. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

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“Securities Act” means the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes that shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, $0.001 par value per share.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, $0.001 par value per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, $0.001 par value per share.

“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, $0.001 par value per share.

“Series D-1 Preferred Stock” means shares of the Company’s Series D-1 Preferred Stock, $0.001 par value per share.

2. Demand Registrations.

(a) Requests for Registration. Subject to the other provisions set forth in this Agreement, at any time following the earliest to occur of (A) 180 days after the Company has completed an initial public offering of securities under the Securities Act and (B) the five-year anniversary of the first issuance of shares of Series D-1 Preferred Stock, (i) the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration form hereafter adopted by the Commission (“Long-Form Registrations”), provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must exceed $5,000,000 (based on the then current public market price), and (ii) the holders of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-3 or any successor short form hereafter adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (“Form S-3 Registrations”) if available, provided that the aggregate offering value of the Registrable Securities requested to be registered in any Form S-3 Registration must exceed $1,000,000. Each request for a Demand Registration (as defined below) shall specify the approximate number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.”

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(b) Long-Form Registrations. The holders of Registrable Securities will be entitled to request two (2) Long-Form Registrations. A registration will not count as one of the permitted Long-Form Registrations until it has become effective or is withdrawn at the request of the holders of at least a majority of the Registrable Securities (other than as a result of a material adverse change to the Company), and unless all of the Registrable Securities requested to be included are covered thereby or, if underwritten, the holders of Registrable Securities are able to sell at least 75% of the Registrable Securities requested to be included in such registration.

(c) Form S-3 Registrations. Subject to Section 2(e), after the Company has become subject to the reporting requirements of the Exchange Act and is eligible to register securities for resale on Form S-3 (or any successor form), the holders of Registrable Securities may request Form S-3 Registrations or that the Company take all steps necessary to include such Registrable Securities in a Form S-3 that the Company has previously filed under Rule 415 under the Securities Act (to the extent reasonably practicable); provided that the aggregate offering value of the Registrable Securities requested to be registered in any Form S-3 Registration must exceed $1,000,000 (based on the then current public market price). Upon receiving such request, the Company shall use its best efforts to promptly file a registration statement on Form S-3 (or any successor form), or file an appropriate post-effective amendment or supplement to an existing registration statement, to register under the Securities Act for public sale in accordance with the method of disposition specified in such request the number of shares of Registrable Securities specified in such request. The Company shall use its best efforts to take any action reasonably necessary to maintain its eligibility to utilize Form S-3 (or any successor form) in order to permit resales by the holders of Registrable Securities.

(d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of at least 75% of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities that each such holder requested to be included in such registration.

(e) Restrictions on Demand Registrations. The Company will not be obligated to effect, or to take any action to effect, any Long-Form Registration (i) within six (6) months after the effective date of a previous Long-Form Registration; (ii) after the Company has effected two (2) Long-Form Registrations; (iii) if the Company delivers notice to the holders of Registrable Securities within thirty (30) days of any registration request of its intent to file a registration statement for an initial public offering of the Company’s securities within ninety (90) days following such notice; or (iv) if the holders of Registrable Securities propose to dispose of shares of Registrable Securities that may, at the time of such request, be registered on Form S-3 pursuant to a request made pursuant to Section 2(c). The Company will not be obligated to effect, or to take any action to effect, any Form S-3 Registration pursuant to Section 2(c) if (i) the Company has effected two (2) Form S-3 Registrations pursuant to Section 2(c) within the twelve (12) month period immediately preceding the date of such request; or (ii) the Company delivers notice to the

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holders of Registrable Securities within thirty (30) days of any Form S-3 Registration request of its intent to make a public offering for its own behalf within ninety (90) days following such notice. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if, in the good faith determination of the Company’s Board of Directors, such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, reorganization, or similar transaction; provided that (i) in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses (as defined in Section 6(a)) in connection with such registration and (ii) the Company may not postpone the filing or the effectiveness of such registration statement, as applicable, more than once in any 12-month period.

(f) Underwritten Registration. In the event that the registration requested by the holders of Registrable Securities pursuant to this Section 2 is a registered public offering involving an underwriting, the right of any other holder of Registrable Securities to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting (unless otherwise mutually agreed by such holder and a majority in interest of the holders requesting such registration) on the terms set forth therein and each such holder shall be required to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting pursuant to the terms hereof.

(g) Termination of Demand Registration Rights. The rights of holders of Registrable Securities to effect Demand Registrations pursuant to this Section 2 shall terminate upon the earliest to occur of (i) the date that is five (5) years after the completion of the Company’s initial underwritten public offering of its securities pursuant to an effective registration statement under the Securities Act (an “IPO”), (ii) the occurrence of a Deemed Liquidation Event (as defined in the Company’s Ninth Amended & Restated Certificate of Incorporation, as amended from time to time) and (iii) as to any holder, such earlier time after the IPO at which such holder (A) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such holder (together with any Affiliate of the holder with whom such holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-8, Form S-4 or similar successor forms hereafter adopted by the Commission) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

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(b) Priority on Qualified Public Offering. If a Piggyback Registration is for a Qualified Public Offering (as defined in the Company’s Ninth Amended and Restated Certificate of Incorporation, as amended from time to time), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of Registrable Securities that each such holder requested to be included in such registration, and (iii) third, other securities requested to be included in such registration.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company other than for a Qualified Public Offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of Registrable Securities that each such holder requested to be included in such registration, and (iii) third, other securities requested to be included in such registration; provided that in any event the holders of Registrable Securities shall be entitled to register at least 30% of the Registrable Securities requested to be included in any such registration.

(d) Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (other than a Demand Registration), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among all of such holders, on the basis of the amount of Registrable Securities and the other securities that each requesting holder requested to be included in such registration; provided, that, the holders of Registrable Securities shall be entitled to register at least 30% of the Registrable Securities requested to be included in the registration.

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8, Form S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration.

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(f) Termination of Piggyback Registration Rights. The rights of holders of Registrable Securities to effect Piggyback Registrations pursuant to this Section 3 shall terminate upon the earliest to occur of (i) the date that is five (5) years after the completion of the Company’s IPO, (ii) the occurrence of a Deemed Liquidation Event and (iii) as to any holder, such earlier time after the IPO at which such holder (A) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such holder (together with any Affiliate of the holder with whom such holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

4. Holdback Agreements.

(a) Each holder of Registrable Securities hereby agrees, in connection with the IPO (if any), that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the holders of Registrable Securities only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each holder of Registrable Securities further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders of Registrable Securities subject to such agreements, based on the number of shares subject to such agreements.

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(b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree that to do so would not adversely affect the marketability of the registered public offering.

5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the Commission a registration statement, or an appropriate post-effective amendment or supplement to an existing registration statement, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement, post-effective amendment or supplement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such counsel);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than twelve months and comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 5(b) hereof), and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

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(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and to promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) permit any holder of Registrable Securities, which holder, in its judgment, might be deemed to be an underwriter or a controlling Person of the Company, (i) to review and comment on the registration or comparable statement to be filed with the Commission and all preliminary versions thereof, (ii) to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included therein in order to reduce the risk that such holder may be deemed to be an underwriter or a controlling Person of the Company, or to reduce the risk and potential liability associated therewith in the event that such holder is deemed to be an underwriter or controlling Person of the Company (including, without limitation, that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company), provided that such material does not contain a material misstatement or omission and (iii) in the event that reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of any reference to such holder (provided that such holder shall furnish to the Company an opinion of counsel to such effect, which opinion shall be reasonably satisfactory to the Company);

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(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m) use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement) and use its reasonable efforts to cause its legal counsel to render customary opinions to the underwriters and the sellers of Registrable Securities;

(o) notify each seller of Registrable Securities promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming part of such registration statement has been filed; and

(p) following the effectiveness of such registration statement, notify each seller of Registrable Securities of any request by the Commission for the amending or supplementing of such registration statement or prospectus.

6. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding stock transfer taxes, underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company. Registration Expenses shall also include the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

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(b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements (which shall not exceed $60,000 in the aggregate for each such registration) of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration statement.

7. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by, arising out of, resulting from or based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement filed by the Company in respect of Registrable Securities, or any prospectus, preliminary prospectus or free writing prospectus relating thereto or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse such holder of Registrable Securities and each such officer, director, employee and controlling person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or expense; except, in each case, insofar as the same are caused by, arise out of, result from or are based upon any information regarding the holder furnished in writing to the Company by such holder specifically for use in the preparation of such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement relating to an offering in which a holder of Registrable Securities is participating hereunder, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will, severally and not jointly, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses caused by, arising out of, resulting from or based upon (i) any untrue or alleged untrue statement of material fact contained in such registration statement, or the prospectus, preliminary prospectus or free writing prospectus relating thereto or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in (or omitted from) any information or affidavit regarding the holder furnished in writing by such holder specifically for use in connection with the preparation of such registration statement, prospectus, preliminary prospectus, free writing prospectus, amendment or supplement; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

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(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of the indemnified party to give notice as herein provided shall not relieve the indemnifying party of its indemnification obligations hereunder except to the extent that the indemnifying party is adversely effected by such failure and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e) If for any reason the indemnification provided for in this Section 7 from an indemnifying party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an indemnified party hereunder, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by the indemnified parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

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Notwithstanding the provisions of this Section 7(e), (i) in no case shall any one holder of Registrable Securities be liable or responsible for any amount in excess of the net proceeds received by such holder from the offering of Registrable Securities, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(f) For so long as Maryland law places restrictions on the indemnification obligations of state agencies in accordance with the Opinion of the Maryland Attorney General No. 86-064 dated December 1, 1986 (the “Opinion”), it is expressly acknowledged and agreed that in accordance with the terms of the Opinion, absent already available appropriations to fund indemnification or contribution obligations that may arise under Section 7, any and all such obligations of the Maryland Department of Business and Economic Development (“DBED”) are conditioned upon the availability of appropriations for use by DBED at the time such indemnification or contribution obligations arise, and are further limited to the extent of the State of Maryland’s statutory waiver of its sovereign immunity.

8. Rule 144 Requirements. After the earliest of (i) the closing of the sale of the securities of the Company pursuant to a registration statement under the Securities Act, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell such securities without registration.

9. Miscellaneous.

(a) Selection of Investment Bankers. The holders of Registrable Securities initiating the registration pursuant to Section 2 hereof shall have the right to select the managing underwriters for any underwritten offering requested pursuant to Section 2, subject to the approval of the Company, which approval will not be unreasonably withheld or delayed.

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(b) No Inconsistent Agreements; Other Registration Rights. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. The Company agrees that it shall not grant to any Person any registration rights more favorable than, on parity with, or inconsistent with any of those contained herein for so long as any of the registration rights under this Agreement remain in effect without the written consent of the holders of at least 66-2/3% of the Registrable Securities.

(c) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(d) Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(e) Successors and Assigns. The registration rights hereunder may be assigned in connection with a private transfer of Registrable Securities or related shares of Preferred Stock upon written notice to the Company; provided that (i) the transferee is an Affiliate of the transferor, (ii) the transferee is a constituent partner or other equity owner of the transferor, or (iii) the transferee acquires Registrable Securities equivalent to at least 20,000 shares of Common Stock (as such number is adjusted for stock splits, stock dividends, recapitalizations, combinations, reclassifications and similar events). All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement may be executed by facsimile signatures.

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(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Delaware.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when received if delivered personally to the recipient, (ii) when receipt is electronically confirmed, if sent by fax (with hard copy to follow) to the recipient, (iii) one business day after deposit for next business day delivery to the recipient by reputable express courier service (charges prepaid) or (iv) three (3) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investors at the addresses listed on Exhibit A and to the Company at the address set forth below:

Vapotherm, Inc.

22 Industrial Drive, Suite 1

Exeter, NH 03833

Telecopy No.: (xxx) xxx-xxxx

Attention: Joseph Army, CEO

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Steven A. Wilcox

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Securities only in a manner which applies to all such holders in the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 9(l) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15

(l) Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Registrable Securities after the date hereof, any holder of such Registrable Securities, if not then a party to this Agreement, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or a joinder agreement in form and substance satisfactory to the Company, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. From time to time, the Company shall amend Exhibit A to reflect the addition of Investors who become party to this Agreement after the date hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

COMPANY:

VAPOTHERM, INC.

By:	/s/ Joseph Army
Name:	Joseph Army
Title:	President

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS:

Redmile Capital Fund, LP

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the General Partner
and the Investment Manager

Redmile Capital Offshore Fund, Ltd.
Redmile Capital Offshore Fund II, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment
Manager

Redmile Private Investments II, L.P.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Management
Company and General Partner

Redmile Strategic Master Fund, LP

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the General Partner
and Investment Manager

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS:

Coöperatieve Gilde Healthcare III Sub-Holding U.A.

By:	/s/ P.H. van der Meer
Name:	P.H. van der Meer
Title:	Managing Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

INVESTORS:

ADAGE CAPITAL PARTNERS, L.P.

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	COO

Signature Page to Tenth Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

MORGENTHALER VENTURE PARTNERS IX, L.P.

By: Morgenthaler Management Partners IX, LLC, Its Managing Partner

By:	/s/ Jason Lettmann
Name:	Jason Lettmann
Title:	Partner

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

3X5 SPECIAL OPPORTUNITY FUND, L.P.

By: 3x5 Special Opportunity Partners, LLC, its general partner

By: Arnerich 3x5 Special Opportunity Managers, LLC, its member

By:	/s/ Nicholas Walrod
Name:	Nicholas Walrod
Title:	Authorized Signatory

VAPOTHERM INVESTORS, LLC

By:	/s/ Nicholas Walrod
Name:	Nicholas Walrod
Title:	Authorized Person

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II, L.P.

BY: SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS: GENERAL PARTNER
BY: SIGHTLINE PARTNERS LLC,
ITS: MANAGER

By:	/s/ Joseph Biller
Name:	Joseph Biller
Its:	Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-A, L.P.

BY: SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS: GENERAL PARTNER
BY: SIGHTLINE PARTNERS LLC,
ITS: MANAGER

By:	/s/ Joseph Biller
Name:	Joseph Biller
Its:	Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-B, L.P.

BY: SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS: GENERAL PARTNER
BY: SIGHTLINE PARTNERS LLC,
ITS: MANAGER

By:	/s/ Joseph Biller
Name:	Joseph Biller
Its:	Managing Director

SIGHTLINE INVESTORS, LLC

By:	/s/ Joseph Biller
Name:	Joseph Biller
Its:	Managing Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

QUESTMARK PARTNERS II, L.P.
By: QuestMark Advisers II, LLC
Its: General Partner

By:	/s/ Benjamin S. Schapiro
Name:	Benjamin S. Schapiro
Title:	Chairman & CEO

QUESTMARK PARTNERS SIDE FUND II, L.P.
By: QuestMark Advisers II, LLC
Its: General Partner

By:	/s/ Benjamin S. Schapiro
Name:	Benjamin S. Schapiro
Title:	Chairman & CEO

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

Integral Capital Holdings VIII, LLC
By: Crestline Management, L.P., its Investment Manager
By: Crestline Investors, Inc., its General Partner

By:	/s/ John S. Cochran
Name:	John S. Cochran
Title:	Vice President

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	/s/ Tyler Christenson
Name: Tyler Christenson
Title: Managing Director

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	/s/ Tyler Christenson
Name: Tyler Christenson
Title: Managing Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ John Landry
JOHN LANDRY

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

/s/ Joseph Army
JOSEPH ARMY

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

KAISER FOUNDATION HOSPITALS

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP & Treasurer

THE PERMANENTE FEDERATION LLC-SERIES F

By:	/s/ Pauline Fox
Name:	Pauline Fox
Title:	EVP & Chief Legal Officer

THE PERMANENTE FEDERATION LLC-SERIES G

By:	/s/ Pauline Fox
Name:	Pauline Fox
Title:	EVP & Chief Legal Officer

THE PERMANENTE FEDERATION LLC-SERIES I

By:	/s/ Pauline Fox
Name:	Pauline Fox
Title:	EVP & Chief Legal Officer

THE PERMANENTE FEDERATION LLC-SERIES J

By:	/s/ Pauline Fox
Name:	Pauline Fox
Title:	EVP & Chief Legal Officer

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Tenth Amended and Restated Registration Rights Agreement as of the date first written above.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
By: Perceptive Advisors LLC
Its: Manager

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	COO

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

Investors

REDMILE GROUP, LLC

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

COOPERATIEVE GILDE HEALTHCARE III SUB-HOLDING U.A.

ADAGE CAPITAL PARTNERS, LP

MORGENTHALER VENTURE PARTNERS IX, L.P.

3X5 SPECIAL OPPORTUNITY FUND, L.P.

VAPOTHERM INVESTORS, LLC

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II, L.P.

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-A, L.P.

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-B, L.P.

SIGHTLINE INVESTORS, LLC

Integral Capital Holdings VIII, LLC

Cross Creek Capital, L.P.

Cross Creek Capital Employees’ Fund, L.P.

QuestMark Partners II, L.P.

QuestMark Partners Side Fund II, L.P.

Kaiser Foundation Hospitals

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series F

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series G

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series I

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series J

c/o Kaiser Permanente Ventures

Joseph Army

John Landry